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                                                                    EXHIBIT 8.01




                    [LETTERHEAD OF GIBSON, DUNN & CRUTCHER]



                                 April 28, 1994





(212) 351-4000                                              C 75259-00048


    Resorts International, Inc.
    1133 Boardwalk
    Atlantic City, NJ 08401

              Re:  Resorts International, Inc. ("RII"), Resorts
                   International Hotel Financing, Inc. ("RIHF") and Resorts International Hotel, Inc. (RIH")

          Gentlemen:

                    We have acted as special tax counsel to RII, a Delaware corporation, RIHF, a Delaware corporation and RIH, a New Jersey corporation (collectively, the "Registrants") in connection with the registration under the Securities Act of 1933 of up to $125,000,000 of 11% Mortgage Notes due 2003 to be issued by RIHF (the "Mortgage Notes"), up to $35,000,000 of 11.375% Junior Mortgage Notes due 2004 to be issued by RIHF (the "Junior Mortgage Notes"), up to 17,000,000 shares of Common Stock to be issued by RII, par value $.01 per share (the "Common Stock") and up to 35,000 shares of Class B Redeemable Common Stock to be issued by RII, par value $.01 per share (the "Class B Common Stock") (the Mortgage Notes, Junior Mortgage Notes, Common Stock and Class B Common Stock collectively are referred to as the "Registered Securities"). The Registered Securities are proposed to be offered for public resale by certain Selling Securityholders. At your request we have examined the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration of the Registered Securities. The Registered Securities are

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          Resorts International, Inc.
          April 28, 1994
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          to be offered in the manner described in the Registration Statement.

                    We hereby confirm our opinions set forth under the caption "Certain Federal Income Tax Considerations" in the Registration Statement.

                    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name under the caption "Certain Federal Income Tax Considerations" in the Registration Statement and the Prospectus which forms a part thereof.

                                                Very truly yours,



                                            /s/ GIBSON, DUNN & CRUTCHER
          DBR/CFF